                                                                     EXHIBIT 4.3


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                           KING PHARMACEUTICALS, INC.,

                              SUBSIDIARY GUARANTORS

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee


                             ----------------------

                                    INDENTURE

                          Dated as of November 1, 2001

                             ----------------------


               2 3/4% Convertible Debentures due November 15, 2021

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
                                TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS AND INCORPORATION BY REFERENCE

             1.01.   Definitions .................................................   1
             1.02.   Incorporation by Reference of Trust Indenture Act ...........   8
             1.03.   Rules of Construction .......................................   8

ARTICLE 2  THE SECURITIES

             2.01.   Form and Dating .............................................   9
             2.02.   Execution and Authentication ................................   9
             2.03.   Registrar, Paying Agent and Conversion Agent and New York
                     Presenting Agent ............................................  10
             2.04.   Payment on Securities; Paying Agent to Hold Money in Trust ..  10
             2.05.   Securityholder Lists ........................................  11
             2.06.   Transfer and Exchange .......................................  11
             2.07.   Replacement Securities ......................................  12
             2.08.   Outstanding Securities ......................................  12
             2.09.   Treasury Securities .........................................  13
             2.10.   Temporary Securities ........................................  13
             2.11.   Cancellation ................................................  13
             2.12.   Defaulted Interest ..........................................  13
             2.13.   CUSIP Numbers ...............................................  13
             2.14.   Additional Transfer and Exchange Requirements ...............  13

ARTICLE 3  REDEMPTION

             3.01.   Notices to Trustee ..........................................  18
             3.02.   Selection of Securities to Be Redeemed ......................  18
             3.03.   Notice of Redemption ........................................  18
             3.04.   Effect of Notice of Redemption ..............................  19
             3.05.   Deposit of Redemption Price .................................  19
             3.06.   Securities Redeemed in Part .................................  20

ARTICLE 4  REPURCHASES

             4.01.   Purchase of Securities at Option of the Holder ..............  20
             4.02.   Repurchase upon Change of Control ...........................  23

ARTICLE 5  COVENANTS

             5.01.   Payment of Securities .......................................  24
             5.02.   SEC Reports .................................................  24
             5.03.   Compliance Certificate ......................................  25
             5.04.   Corporate Existence .........................................  25
             5.05.   Notice of Defaults ..........................................  25
             5.06.   Further Instruments and Acts ................................  25
             5.07.   Resale of Certain Securities ................................  25
             5.08.   Restriction on Secured Debt .................................  25

             5.09.   Restriction on Sale and Leaseback Transactions ..............  27
             5.10.   Restriction on Transfer of Principal Facility to Unrestricted
                     Subsidiaries ................................................  28
             5.11.   Future Guarantors ...........................................  28

ARTICLE 6  SUCCESSORS

             6.01.   When Company May Merge, Etc .................................  28

ARTICLE 7  DEFAULTS AND REMEDIES

             7.01.   Events of Default ...........................................  30
             7.02.   Acceleration ................................................  31
             7.03.   Other Remedies ..............................................  31
             7.04.   Waiver of Past Defaults .....................................  31
             7.05.   Control by Majority .........................................  31
             7.06.   Limitation on Suits .........................................  32
             7.07.   Rights of Holders to Receive Payment ........................  32
             7.08.   Collection Suit by Trustee ..................................  32
             7.09.   Trustee May File Proofs of Claim ............................  32
             7.10.   Priorities ..................................................  32
             7.11.   Undertaking for Costs .......................................  33

ARTICLE 8  TRUSTEE

             8.01.   Duties of Trustee ...........................................  33
             8.02.   Rights of Trustee ...........................................  34
             8.03.   Individual Rights of Trustee ................................  35
             8.04.   Trustee's Disclaimer ........................................  35
             8.05.   Notice of Defaults ..........................................  35
             8.06.   Reports by Trustee to Holders ...............................  35
             8.07.   Compensation and Indemnity ..................................  36
             8.08.   Replacement of Trustee ......................................  36
             8.09.   Successor Trustee, Agents by Merger, Etc ....................  37
             8.10.   Eligibility; Disqualification ...............................  37
             8.11.   Preferential Collection of Claims Against Company ...........  37

ARTICLE 9  DISCHARGE OF INDENTURE

             9.01.   Termination of Company's Obligations ........................  38

ARTICLE 10 AMENDMENTS, SUPPLEMENTS AND WAIVERS

             10.01.  Without Consent of Holders ..................................  38
             10.02.  With Consent of Holders .....................................  38
             10.03.  Compliance with Trust Indenture Act .........................  39
             10.04.  Revocation and Effect of Consents ...........................  39
             10.05.  Notation on or Exchange of Securities .......................  39
             10.06.  Trustee to Sign Amendments, Etc .............................  39

ARTICLE 11  CONVERSION

             11.01.  Conversion Privilege ........................................  40
             11.02.  Conversion Procedure ........................................  40
             11.03.  Fractional Shares ...........................................  41
             11.04.  Taxes on Conversion .........................................  41
             11.05.  Company to Provide Stock ....................................  41
             11.06.  Adjustment for Change in Capital Stock ......................  41
             11.07.  Adjustment for Rights Issue .................................  42
             11.08.  Adjustment for Certain Distributions ........................  43
             11.09.  Adjustment for All Cash Distribution ........................  44
             11.10.  Adjustment for Tender or Exchange Offer .....................  44
             11.11.  Current Market Price ........................................  45
             11.12.  When Adjustment May Be Deferred .............................  45
             11.13.  When No Adjustment Required .................................  46
             11.14.  Notice of Adjustment ........................................  46
             11.15.  Voluntary Reduction .........................................  46
             11.16.  Notice of Certain Transactions ..............................  46
             11.17.  Provisions in Case of Consolidation, Merger of the Company
                     or Transfer or Lease ........................................  46
             11.18.  Company Determination Final .................................  47
             11.19.  Trustee's Disclaimer ........................................  47

ARTICLE 12  SUBSIDIARY GUARANTIES

             12.01.  Guaranties ..................................................  47
             12.02.  Limitation on Liability .....................................  49
             12.03.  Successors and Assigns ......................................  49
             12.04.  No Waiver  ..................................................  49
             12.05.  Modification ................................................  49
             12.06.  Release of Subsidiary Guarantor .............................  49

ARTICLE 13  MISCELLANEOUS

             13.01.  Trust Indenture Act Controls ................................  50
             13.02.  Notices .....................................................  50
             13.03.  Communications by Holders with Other Holders ................  50
             13.04.  Certificate and Opinion as to Conditions Precedent ..........  50
             13.05.  Statements Required in Certificate or Opinion ...............  51
             13.06.  Rules by Trustee and Agents .................................  51
             13.07.  Legal Holidays ..............................................  51
             13.08.  Governing Law ...............................................  51
             13.09.  No Recourse Against Others ..................................  51
             13.10.  Successors ..................................................  51
             13.11.  Counterpart Originals .......................................  51
             13.12.  Severability ................................................  52

SIGNATURES

EXHIBIT A           -    FORM OF SECURITY



----------------

Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                  INDENTURE dated as of November 1, 2001, among KING PHARMACEUTICALS, INC., a Tennessee corporation (the "Company"), the SUBSIDIARY GUARANTORS listed on Schedule A hereto and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 2 3/4% Convertible Debentures due November 15, 2021 (the "Securities"):

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01. Definitions.

                  "Affiliate" means any person, directly or indirectly, controlling or controlled by or under direct or indirect common control with the Company. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" means any Registrar, Paying Agent, Conversion Agent, New York Presenting Agent or Co-Registrar.

                  "Agent Members" has the meaning specified in Section 2.01.

                  "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

                  "Associate" has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                  "Bankruptcy Law" has the meaning specified in Section 7.01.

                  "Beneficial Holder" means each participant in the Depositary who holds an interest in a Security as indicated in the Participants List (provided that the Trustee shall be under no duty to make any inquiry regarding the accuracy of the Participants List).

                  "Board of Directors" or "Board" means the Board of Directors of the Company or any duly authorized committee of the Board.

                  "Business Day" means any day that is not a Legal Holiday.

                  "Capital Stock" shall mean capital stock of the Company that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, to shares of capital stock of any other class of the Company.

                  "Certificated Security" means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by the footnotes thereof to be included in a Global Security.

                  "Change of Control" has the meaning specified in paragraph 6 of the Securities.

                  "Change of Control Company Notice" has the meaning specified in paragraph 6 of the Securities.

                  "Change of Control Purchase Date" has the meaning specified in paragraph 6 of the Securities.

                  "Change of Control Purchase Price" has the meaning specified in paragraph 6 of the Securities.

                  "Common Stock" means the common stock, no par value, of the Company as existing on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

                  "Company" means the party named as such above, until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor.

                  "Company Order" means a written request or order signed in the name of the Company by any two Officers.

                  "Company Notice" has the meaning specified in Section 4.01(c).

                  "Consolidated Net Tangible Assets" means the total amount of assets which would be included on a consolidated balance sheet of the Company and its Subsidiaries under generally accepted accounting principles (less applicable reserves and other properly deductible items) after deducting therefrom: (a) all short-term liabilities and liability items, except for indebtedness payable by its terms more than one year from the date of incurrence thereof (or renewable or extendible at the option of the obligor for a period ending more than one year after such date of incurrence); and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt, and other like intangibles (except prepaid royalties).

                  "Conversion Agent" has the meaning specified in Section 2.03.

                  "Conversion Price" is the conversion price from time to time as provided for in Article 11 and the Securities.

                  "Corporate Trust Office" means the principal office of the Trustee at 101 Barclay Street, Floor 21 W, New York, New York 10286, Attention:
Corporate Trust Department, or such other office, designated by the Trustee by written notice to the Company and approved by the Company, at which at any particular time its corporate trust business shall be administered.

                  "Current Market Price" has the meaning specified in Section 11.11.

                  "Custodian" has the meaning specified in Section 7.01.

                  "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

                  "Depositary" has the meaning specified in Section 2.01(a).

                  "DTC" has the meaning specified in Section 2.01(a).

                  "Event of Default" has the meaning specified in Section 7.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Expiration Time" has the meaning specified in Section 11.10.

                  "Final Surrender Date" has the meaning specified in paragraph 6 of the Securities.

                  "Global Security" means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by the footnote thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

                  "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Securities on the terms provided for in Article 12.

                  "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Initial Purchaser Option" means the option granted by the Company to the initial purchasers party to the Purchase Agreement to purchase up to $45,000,000 aggregate principal amount of additional Securities pursuant to the Purchase Agreement.

                  "Legal Holiday" has the meaning specified in Section 13.07.

                  "New York Presenting Agent" has the meaning specified in
Section 2.03.

                  "Officer" means the Chairman, the President, any Executive or Senior Vice President, the Treasurer or the Clerk of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers. See Sections 13.04 and 13.05.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

                  "Participants List" means the position listings showing persons that have a beneficial interest in the Securities evidenced by the Security in global form held by the Depositary and the amount of such interest, but only to the extent that a copy thereof is furnished by the Depositary to the Trustee.

                  "Paying Agent" has the meaning specified in Section 2.03.

                  "Permitted Holders" means, collectively, John M. Gregory, Joan
P. Gregory, Jefferson J. Gregory, Terri D. White-Gregory, Joseph R. Gregory, Hershel P. Blessing, Mary Ann Blessing, James E. Gregory, Dr. R. Henry Richards, Jeanie Richards, Fred Jarvis and Mary Gregory-Jarvis, their respective estates, spouses, ancestors and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) voting securities representing at least 66 2/3% of the total voting power of all classes of ordinary voting stock or other similar interests of such Person (exclusive of any matters as to which class voting rights exist), including S.J., L.L.C. and Kingsway L.L.C. to the extent such entities adhere to the aforementioned minimum beneficial ownership requirements.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Principal Facility" means any manufacturing plant, warehouse, office building or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by the Company or any Restricted Subsidiary, whether owned on the date hereof or thereafter acquired, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) in excess of 2% of Consolidated Net Tangible Assets other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of the Board of Directors (evidenced by a Board Resolution) is not of material importance to the business conducted by the Company and its Subsidiaries taken as a whole.

                  "Purchase Agreement" means the Purchase Agreement, dated November 1, 2001, among the Company and Credit Suisse First Boston Corporation, Banc of America Securities LLC, J.P. Morgan Securities Inc., UBS Warburg LLC, as representatives of the initial purchasers.

                  "Purchase Notice" has the meaning specified in Section 4.01.

                  "Purchase Price" has the meaning specified in paragraph 6 of the Securities.

                  "Purchased Shares" has the meaning specified in Section 11.10.

                  "QIB" has the meaning specified in Section 2.01(a).

                  "Quoted Prices" of the Common Stock means the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case, at 4:00 p.m. (or such earlier time as the last sale prior to 4:00 p.m.), New York City time, on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the national securities exchange in or nearest the City of New York on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price regular way or, in case no such sale takes place on such day, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or if on any such Trading Day the Common Stock is not quoted by any such organization, the average of the highest reported bid and lowest reported asked prices as available in any other over-the-counter market, or if on such Trading Day the Common Stock is not reported in any such market, the fair value of a share of Common Stock on such day, as determined in good faith by, and evidenced by a resolution of, the Board of Directors.

                  "Record Date," for purposes of Section 11.07, has the meaning set forth in such Section and, for purposes of Section 11.08, has the meaning set forth in such Section.

                  "Redemption Date" or "redemption date" shall mean the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

                  "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 5 of the Securities.

                  "Registrar" has the meaning specified in Section 2.03.

                  "Registration Default" has the meaning specified in Section 5.09.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restricted Certificated Security" means a Certificated Security which is a Transfer Restricted Security.

                  "Restricted Global Security" means a Global Security that is a Transfer Restricted Security.

                  "Restricted Subsidiary" means any Subsidiary that (1) is designated a Restricted Subsidiary under with this Indenture by notice from the Company to the Trustee or (2) (i) was a Subsidiary on the date of this Indenture or is the successor to, or owns, any equity interest in, a corporation that was a Subsidiary on the date of this Indenture, (ii) has its principal business and assets in the United States (including Puerto Rico and other territories and possessions), (iii) such business is other than the obtaining of financing in capital markets outside the United States or the financing of the acquisition or disposition of real or personal property or dealing in real property for residential or office building purposes, and (iv) does not have assets substantially all of which consist of the securities of one or more corporations which are not Restricted Subsidiaries.

                  "Rule 144" means Rule 144 under the Securities Act or any successor to such Rule.

                  "Sale and Leaseback Transaction" means any sale or transfer made by the Company or one or more Restricted Subsidiaries (except a sale or transfer made to the Company or one or more Restricted Subsidiaries) of any Principal Facility which (in the case of a Principal Facility which is a manufacturing plant, warehouse or office building) has been in operation, use, or commercial production (exclusive of test and start-up periods) by the Company or any Restricted Subsidiary for more than 120 days prior to such sale or transfer or which (in the case of a Principal Facility which is a part of real property other than a manufacturing plant, warehouse or office building) has been owned by the Company or any Restricted Subsidiary for more than 120 days prior to such sale or transfer, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease, of such Principal Facility to the Company or a Restricted Subsidiary, except (a) a lease for a period of not exceeding 36 months, made with the intention that the use of the leased Principal Facility by the Company or such Restricted Subsidiary will be discontinued on or before the expiration of such period and (b) a lease that secures or relates to obligations issued by the United States of America or any state, territory or possession of the United States of America or any political subdivision of any of the foregoing, or at the District of Columbia, in connection with the financing of the cost of construction or acquisition of such Principal Facility or a part thereof. No Security Interest described in subparagraphs (a) through (l) of Section 5.08 hereof shall be deemed to create or be defined to be a Sale and Leaseback Transaction.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Debt" means any indebtedness for money borrowed by, or evidenced by a note or other similar instrument of, the Company or a Restricted Subsidiary, and any other indebtedness of the Company or a Restricted Subsidiary on which by the terms of such indebtedness interest is paid or payable, including obligations evidenced or secured by leases, installment sales agreements or other instruments (other than indebtedness owned by a Restricted Subsidiary to the Company, by a Restricted Subsidiary to another Restricted Subsidiary or by the Company to a Restricted Subsidiary), which in any such case is secured by (a) a Security Interest in any Principal Facility or portion thereof or (b) a Security Interest in any shares of stock owned directly or indirectly by the Company in a Restricted Subsidiary or in indebtedness for money borrowed by a Restricted Subsidiary from the Company or another Restricted Subsidiary. The securing in the foregoing manner of any debt which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the maximum aggregate amount then owing thereon by the Company and its Restricted Subsidiaries.

                  "Securities" or "Debentures" means the Securities described in the recitals above which are issued, authenticated and delivered under this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means The Bank of New York, as custodian with respect to the Securities in global form, or any successor entity thereto.

                  "Security Interest" means any mortgage, pledge, lien, encumbrance or other security interest which secures payment or performance of an obligation.

                   "Subsidiary" means a corporation, a majority of the voting stock of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more other Subsidiaries.

                  "Subsidiary Guarantor" means any Subsidiary of the Company that guarantees the Company's obligation with respect to the Securities pursuant to a Subsidiary Guaranty.

                  "Subsidiary Guaranty" means a guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Securities pursuant to Article 12 or pursuant to a Guaranty Agreement.

                  "Superior Indebtedness" means any obligation of the Company or any Restricted Subsidiary which constituted funded debt as of the date of its creation and which, in the case of such funded debt of the Company, is not subordinate and junior in right of payment to the prior payment of the Securities. As used herein "funded debt" shall mean any obligation payable by its terms more than one year from the date of incurrence thereof (or renewable or extendable at the option of the obligor for a period ending more than one year after such date of incurrence), which under generally accepted accounting principles should be shown on the consolidated balance sheet of the Company as a liability.

                  "TIA" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 and as in effect on the date of this Indenture, except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

                  "Transfer Certificate" has the meaning specified in Section 2.14(f).

                  "Transfer Restricted Securities" has the meaning specified in
Section 2.14(f).

                  "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday other than any day on which securities are not traded on the principal exchange or market on which the securities in question are traded.

                  "Trustee" means the party named as such above until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor.

                  "Unrestricted Global Security" means a Global Security that is not a Transfer Restricted Security.

                  "U.S. Government Obligations" has the meaning specified in
Section 9.01.

                  "Voting Shares" has the meaning specified in Section 4.05(d).

                  "Interest payable on 5-year U.S. Treasury Notes" means, on any date,

                  (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the Comparable Treasury Issue (if no maturity is within three months before or after the fifth anniversary of such date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the interest payable on 5-year U.S. Treasury Notes shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month) or

                  (ii) if the release referred to in (i) (or any successor release) is not published during the week preceding such date or does not contain the yields referred to above, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date.

                  "Comparable Treasury Issue" means at any time the United States Treasury security selected by an "Independent Investment Banker" as having approximately a five year maturity and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a five year maturity. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the trustee after consultation with the Company.

                  "Comparable Treasury Price" means on any date

                  (i) the average of four Reference Treasury Dealer Quotations (as defined below) for such date, after excluding the highest and lowest of those Reference Treasury Dealer Quotations, or

                  (ii) if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained.

                  "Reference Treasury Dealer" means each of Credit Suisse Fist Boston Corporation, [J.P. Morgan Securities Inc., Banc of America Securities LLC and UBS Warburg LLC](1) (each , a "Primary Treasury Dealer"). If any Reference Treasury Dealer ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer for that dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by that Reference Treasury Dealer at 5:00 p.m. on such date.

                  SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities and the Subsidiary Guaranties.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

                  SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time;

                  (3) "or" is not exclusive;

                  (4) "including" means "including without limitation";

                  (5) words in the singular include the plural, and words in the plural include the singular; and

----------

(1) CSFB trading desk to confirm that J.P. Morgan Securities Inc, Banc of America Securities LLC and UBS Warburg LLC are primary U.S. government securities dealers in New York City.

                  (6) provisions apply to successive events and transactions.


                                    ARTICLE 2

                                 THE SECURITIES

                  SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to the Purchase Agreement in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

                  (a) Restricted Global Securities. Securities offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually, each a "QIB") in reliance on Rule 144A under the Securities Act shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

                  (b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under any Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                  (c) Certificated Securities. Certificated Securities shall be issued only under the limited circumstances provided in Section 2.14(a)(1) hereof.

                  SECTION 2.02. Execution and Authentication. One Officer shall sign the Securities on behalf of the Company by manual or facsimile signature. The Company's seal may be reproduced on the Securities.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

                  A Security shall not be valid until authenticated by the manual signature of the Trustee. The Trustee's signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and make available for delivery Securities for original issue in an aggregate principal amount of $300,000,000 upon a Company Order without any further action by the Company; provided, however, that in the event that the Company sells any Securities pursuant to the Initial Purchaser Option, then the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of $300,000,000 plus up to an additional $45,000,000 aggregate principal amount of the Securities sold pursuant to the Initial Purchaser Option upon a Company Order without any further action by the Company. The aggregate principal amount of the Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, subject to the proviso set forth therein, except as provided in Section 2.07.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so, other than upon original issuance or pursuant to Section 2.07. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

                  The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

                  SECTION 2.03. Registrar, Paying Agent, Conversion Agent and New York Presenting Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or exchange (the "Registrar"), an office or agency where Securities may be presented for payment (the "Paying Agent") and an office or agency where Securities may be presented for conversion (the "Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more Co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents. The Company may act as Registrar, Paying Agent, Conversion Agent or Co-Registrar. The term "Paying Agent" includes any additional paying agent; the term "Conversion Agent" includes any additional conversion agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall give the Trustee at least thirty days' notice prior to changing the Registrar, Paying Agent or Conversion Agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

                  If there is not at least one of each such Registrar or Co-Registrar, Paying Agent and Conversion Agent located in the Borough of Manhattan, the City of New York, the Company shall also maintain an office in the Borough of Manhattan, the City of New York where the Securities may be presented for purposes of transfer and exchange, payment and conversion (the "New York Presenting Agent"). The Company initially appoints The Bank of New York, having an office at 101 Barclay Street, Floor 21 W, New York, New York 10286, to serve as New York Presenting Agent.

                  SECTION 2.04. Payment on Securities; Paying Agent to Hold Money in Trust.

                  (a) Subject to the following provisions, no later than 10:00 a.m. (New York City time) on the due date of principal of and premium, if any, and interest on the Securities, the Company will pay to the Paying Agent in immediately available funds the amounts, in money of the United States that at the time of payment is legal tender for payment of public or private debts, in the manner, at the times and for the purposes set forth herein and in the text of the Securities, and the Company hereby authorizes and directs the Paying Agent from funds so paid to it to make or cause to be made payment of the principal of and premium, if any, and interest on the Securities set forth herein and in the text of the Securities. The Paying Agent will make payment, from the funds furnished by the Company, of the principal of and premium, if any, and interest on the Securities by check drawn upon a bank in the city in which the Paying Agent's principal office is located, or make payment by wire transfer upon terms acceptable to the Paying Agent.

                  (b) Interest on a Security (other than defaulted interest) shall be paid on each interest payment date to the Holder thereof at the close of business on the relevant record date specified in the Securities. Principal of and premium, if any, on Securities shall be payable only against presentation and surrender thereof at the principal office of the Paying Agent, unless the Company shall have otherwise instructed the Trustee in writing.

                  (c) The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Company acts as Paying Agent, it shall segregate the money held by it for the payment of principal of and premium, if any, and interest on the Securities and hold it as a separate trust fund. The Company shall provide ten days prior written notice to the Trustee that it is to act as Paying Agent with respect to such payment and the Trustee may rely on such notice. The Company at any time may require a Paying Agent to pay all money held by the Paying Agent to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money so paid.

                  SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee not less than five days prior to each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. Transfer and Exchange.

                  (a) Subject to compliance with any applicable additional requirements contained in Section 2.14, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.07, 2.10, 2.14(a)(1), 3.06, 4.01(g), 4.04(d), 10.05 or
11.02.

                  Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding any mailing of a notice of Securities to be redeemed,
(b) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion not to be redeemed) or (c) any Securities or portions thereof in respect of which a Purchase Notice or Change of Control Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion not to be purchased).

                  All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

                  (b) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

                  (c) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 2.07. Replacement Securities. If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, or if a mutilated Security is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If an indemnity bond is required by the Trustee or the Company, such bond must be sufficient, in the judgment of both the Trustee and the Company, to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses incurred in replacing a Security.

                  Every replacement Security shall be an additional obligation of the Company.

                  SECTION 2.08. Outstanding Securities. The Securities outstanding at any time are all Securities authenticated by the Trustee (or an authenticating agent appointed pursuant to Section 2.02) except for those cancelled by the Trustee, those delivered to the Trustee for cancellation, those reductions in the interests in a global Security effected by the Trustee hereunder, and those described in this Section as not outstanding.

                  A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                  If Securities are considered paid under Section 5.01, they cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.09. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

                  SECTION 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Every temporary Security shall be executed by the Company and authenticated by the Trustee, and registered by the Registrar, upon the conditions, and with like effect, as a definitive Security. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

                  SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall promptly forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and may dispose of cancelled Securities in accordance with its customary procedures, unless the Company directs the Trustee to deliver cancelled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to Article 11.

                  SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner not inconsistent with the requirements of any securities exchange on which the Securities are listed. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date. The Company shall fix the record date and payment date for the payment of any defaulted interest. At least 15 days before the record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, payment date and amount of interest to be paid.

                  SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                  SECTION 2.14. Additional Transfer and Exchange Requirements.

                  (a) Transfer and Exchange of Global Securities.

                   (1) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or if it at any time ceases to be a "clearing agency" registered under the Exchange Act, if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days, or (y) an Event of Default has occurred and is continuing. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company order (which the Company agrees to delivery promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

                   (2) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.14(a)(1), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (b) Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.14(a)(1) of this Indenture, on or after such event when Certificated Securities are presented by a Holder to a Registrar with a request:

                  (x) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

                  (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, such Registrar shall register the transfer or make the exchange as requested;

provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.06(a); and

                  (2) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

                           (i) if such Restricted Certificated Security is
                  being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                           (ii) if such Restricted Certificated Security is
                  being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                          (iii) if such Restricted Certificated Security is
                  being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause
                  (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or such Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Registrar to the effect that such transfer is in compliance with the registration requirements of the Securities Act.

                  (c) Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

                  (1) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

                  (2) if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause
         (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act, the Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

                  (d) Transfer of a Beneficial Interest in an Unrestricted Global Security for a Beneficial Interest in a Restricted Global Security. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a Restricted Global Security (it being understood that only QIBs may own beneficial interests in Restricted Global Securities). Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee, on behalf of any person having a beneficial interest in an Unrestricted Global Security and, in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically) a certification from the transferor (in substantially the form set forth in the Transfer Certificate) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A. The Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

                  (e) Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.14(a)(1) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

                  (x) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

                  (y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Securities Custodian to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security;

provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.06(a);

                  (2) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                            (i) if such Restricted Certificated Security is
                  being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                           (ii) if such Restricted Certificated Security is
                  being transferred pursuant to (i) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause
                  (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate), and, if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act;

                  (3) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A;

                  (4) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents; and

                  (5) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A.

                  (f) Legends.

                  (1) Except as permitted by the following paragraphs (2) and
(3), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by Exhibit A hereto (each a "Transfer Restricted Security" for so long as it is required by this Indenture to bear such legend). Each Transfer Restricted Security shall have attached thereto a certificate (a "Transfer Certificate") in substantially the form called for by Exhibit A hereto.

                   (2) Upon any sale or transfer of a Transfer Restricted Security (w) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause (z), such Security shall cease to be a "restricted security" within the meaning of Rule 144:

                  (i) in the case of any Restricted Certificated Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.14(e)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.14; and

                  (ii) in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided (x) that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.14(a)(2); and (y) that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.14.

                  (3) Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) above, the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

                  (4) After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the Holder of a Restricted Global Security or Restricted Certificated Security, remove any restriction of transfer on such Security, and the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

                                    ARTICLE 3

                                   REDEMPTION

                  SECTION 3.01. Notices to Trustee. If the Company wishes to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee of the Redemption Date and the principal amount of Securities to be redeemed at least 45 days before the Redemption Date.

                  SECTION 3.02. Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot, or in its discretion, on a pro rata basis from Securities outstanding and not previously called for redemption (unless the Company specifically directs the Trustee otherwise), in such manner as the Trustee shall deem fair and appropriate. The Trustee shall make the selection (and provide the Company with written notice of such selection) at least 30 days but not more than 60 days before the Redemption Date. Securities and portions of them the Trustee selects for redemption shall be in amounts of $1,000 or integral multiples of $1,000. In the event that the Trustee is not the Registrar, the Registrar shall provide to the Trustee such information as the Trustee may reasonably request to implement the selection. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                  SECTION 3.03. Notice of Redemption. At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption to the Trustee and each Holder whose Securities are to be redeemed.

                  The notice shall identify the Securities (including CUSIP numbers, if any) to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price;

                  (3) the Conversion Price;

                  (4) the name and address of the Paying Agent and Conversion Agent;

                  (5) that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

                  (6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

                  (7) that Securities called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

                  (8) that interest on Securities called for redemption ceases to accrue on and after the Redemption Date (unless funds in the requisite amount are not paid or made available for payment on that date), and the amount of interest accrued on the Securities called for redemption up to but not including the Redemption Date;

                  (9) if less than all of any Security is to be redeemed, the principal amount of such Security to be redeemed;

                  (10) the CUSIP number, if any, printed on the Securities being redeemed; and

                  (11) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. Upon ten days prior notice to the Trustee, the Company may request that the Trustee mail the notice of redemption (prepared by the Company) in the Company's name and at its expense.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption, unless theretofore converted into Common Stock pursuant to the terms of this Indenture, shall become due and payable on the Redemption Date at the Redemption Price. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price; provided, however, if the Redemption Date is on or after a record date but on or prior to the related interest payment date, interest will be payable to the Holders in whose name the Securities are registered at the close of business on the relevant record date.

                  SECTION 3.05. Deposit of Redemption Price. No later than 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit in immediately available funds with the Paying Agent money sufficient to pay the Redemption Price on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company any money not required for that purpose because of conversion of Securities.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender to the Trustee of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                   REPURCHASES

                  SECTION 4.01. Purchase of Securities at Option of the Holder.
(a) Securities are subject to mandatory purchase by the Company in accordance with the provisions of paragraph 6 of the Securities on each Purchase Date at the Purchase Price; provided, however, that if the Purchase Date is on or after a record date but on or prior to the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

                  Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

                  (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date stating:

                  (A) the certificate number of the Security which the Holder will deliver to be purchased,

                  (B) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be in principal amounts at maturity of $1,000 or an integral multiple thereof,

                  (C) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture, and

                  (D) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor, together with all accrued interest, shall be so paid pursuant to this Section 4.01 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 4.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 4.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section
4.01 shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the second Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.01(e).

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                  (b) The Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 4.01(a) has been given shall be paid in U.S. legal tender (cash).

                  (c) In connection with any purchase of Securities pursuant to this Section 4.01, the Company shall give written notice of the Purchase Date to the Holders (the "Company Notice"). The Company Notice shall be sent by first-class mail to the Trustee and to each Holder (and to each beneficial owner as required by applicable law) not less than 20 Business Days prior to any Purchase Date (the "Company Notice Date"). Each Company Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

                  (i) the Purchase Price and the Conversion Price;

                  (ii) the name and address of the Paying Agent and the Conversion Agent;

                  (iii) that Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with
Article 11 hereof and paragraph 8 of the Securities if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (iv) that Securities must be surrendered to the Paying Agent to collect payment;

                  (v) that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in subclause (iv) above;

                  (vi) the procedures the Holder must follow to exercise rights under this Section and a brief description of those rights;

                  (vii) briefly, the conversion rights of the Securities;

                  (viii) the procedures for withdrawing a Purchase Notice (including pursuant to the terms of Section 4.01(e));

                  (ix) that, unless the Company defaults in making payment on Securities for which a Purchase Notice has been submitted, interest on such Securities will cease to accrue on the Purchase Date; and

                  (x) the CUSIP number of the Securities.

                  If any of the Securities are to be repurchased in the form of a Global Security, the Company shall modify the notice and delivery requirements to the extent necessary to accord with the procedures of the Depositary applicable to repurchases of Global Securities.

                  At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

                  (d) The Company shall deposit cash, in respect of purchases under this Section 4.01, at the time and in the manner as provided in Section 4.01(f), sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this Section 4.01.

                  (e) Upon receipt by the Paying Agent of the Purchase Notice specified in Section 4.01(a), the Holder of the Security in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price, together with all accrued interest to, but not including, the Purchase Date thereon, with respect to such Security. Such Purchase Price, together with all accrued interest to, but not including, the Purchase Date thereon, shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Purchase Date with respect to such Security (provided the conditions in Section 4.01(a) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 4.01(a). Securities in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Purchase Notice, unless such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

                  A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice at any time prior to the close of business on the second Business Day prior to the Purchase Date specifying:

                  (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted,

                  (2) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

                  (3) the principal amount, if any, of such Security which remains subject to the original Purchase Notice and which has been or will be delivered for purchase by the Company.

                  A written notice of withdrawal of a Purchase Notice shall be in the form set forth in the preceding paragraph.

                  (f) Prior to 10:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04(c)) an amount of money (in immediately available funds if deposited on such Purchase Date) sufficient to pay the aggregate Purchase Price of all the Securities or portions thereof which are to be purchased as of the Purchase Date.

                  (g) Any Security which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

                  (h) The Company shall comply, to the extent applicable, with the requirements of Sections 13 and 14 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

                  SECTION 4.02. Repurchase upon Change of Control. (a) The Company covenants and agrees that, in the event that there occurs a Change of Control, each Holder will have the right, at such Holder's option, to require the Company to repurchase all, or any portion that is an integral multiple of $1,000, of such Holder's Securities on the Change of Control Purchase Date selected as provided below at the Change of Control Purchase Price.

                  (b) Unless the Company shall have theretofore called for redemption all the outstanding Securities, on or before the 30th day after the occurrence of a Change of Control, the Company shall deliver to the Trustee, and the Company shall, or, if so requested by the Company upon ten days' prior written notice, the Trustee shall, in the name of the Company and at its expense, mail to each Holder at such Holder's address appearing in the Securities Register a Change of Control Company Notice describing the occurrence of the Change of Control and of the repurchase right set forth herein arising as a result thereof, as well as stating the final date by which the Securities must be surrendered for repurchase, the Conversion Price then in effect, the Change of Control Purchase Date, the Change of Control Purchase Price and the procedure which the Holder must follow to elect repurchase. The Company shall also cause a copy of such notice of the repurchase right to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York.

                  No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

                  If any of the Securities is in the form of a Global Security, then the Company shall modify the notice and delivery requirements to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

                  (c) To elect repurchase of any Securities or portion thereof upon a Change of Control, the Holder will be required to surrender, on or before the Final Surrender Date, (i) in the case of global Securities, to the Conversion Agent by book-entry delivery of the interest in the Security in global form to be repurchased, or (ii) in the case of definitive Securities, at any place where principal is payable, such Security duly endorsed or assigned to the Company or in blank, in any event together with written notice of the Holder's election to have the Company repurchase all or any $1,000 portion of such Security specified in such notice. Election of repurchase by a Holder shall be irrevocable (unless the Company defaults in payment of the Change of Control Purchase Price for the Securities on the Change of Control Purchase Date) and the right to convert the Securities as to which such Holder has made such election shall expire when such Securities are so surrendered (unless the Company defaults in payment of the Change of Control Purchase Price for the Securities on the Change of Control Purchase Date and such election is revoked).

                  (d) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the Change of Control Purchase Price in cash to the Holder on the Change of Control Purchase Date; provided, however, that, if the Change of Control Purchase Date is on or after a record date but on or prior to the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

                  (e) If any Security surrendered for repurchase shall not be so paid on the Change of Control Purchase Date, the principal amount which is payable at maturity shall, until the Change of Control Purchase Price is paid, continue to bear interest from the Change of Control Purchase Date at the rate borne by the Security and each such Security shall continue to remain convertible into Common Stock until said Change of Control Purchase Price shall have been paid to the Holder or duly provided for by deposit with the Paying Agent in immediately available funds without restriction.

                  (f) Any Security which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

                  (g) The Company shall comply, to the extent applicable, with the requirements of Sections 13 and 14 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

                                    ARTICLE 5

                                    COVENANTS

                  SECTION 5.01. Payment of Securities. The Company shall pay the principal of and premium, if any, and interest on, and Purchase Price and Change of Control Purchase Price, if any, of the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal, premium, if any, Purchase Price and Change of Control Purchase Price, if any, and interest shall be considered paid on the date due if the Paying Agent (other than the Company) holds on that date money sufficient to pay all principal, premium, if any, and interest then due and that is immediately available on such date for payment to the Holders and that is not subject to restriction.

                  The Company shall pay interest on overdue principal and premium, if any, at the rate per annum borne by the Securities; it shall pay interest on overdue installments of interest at the same rate per annum to the extent lawful.

                  SECTION 5.02. SEC Reports. The Company shall file with the Trustee within 15 days after the Company is required to file them with the SEC copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (as defined in Section 4.05). Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (unless the SEC will not accept such a filing) and provide the Trustee and Securityholders with the annual reports and the information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. The Company also shall comply with the other provisions of TIA ss. 314(a).

                  Delivery of such reports, information and documents to the Trustee if for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 5.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 5.03, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. The first certificate pursuant to this Section shall be for the year ending on December 31, 2002.

                  SECTION 5.04. Corporate Existence. Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchise; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

                  SECTION 5.05. Notice of Defaults. In the event that the Company fails to make any payment in an amount in excess of $50,000,000 when due, after any applicable grace period, in respect of indebtedness for borrowed money of the Company or if indebtedness for borrowed money of the Company in an amount in excess of $50,000,000 is accelerated because of the occurrence of any default under such indebtedness, the Company will promptly give written notice to the Trustee of such failure or acceleration, as the case may be, or of the occurrence of an event which, with the giving of notice or the passage of time, or both, would entitle the holder or holders of such indebtedness to declare such indebtedness due and payable before its maturity.

                  SECTION 5.06. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                  SECTION 5.07. Resale of Certain Securities. During the period beginning on the last date of original issuance of the Securities and ending on the date that is two years from such date, the Company will not, and will use its best efforts not to permit any of its "affiliates" (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell (x) any Securities which constitute "restricted securities" under Rule 144 or (y) any securities into which the Securities have been converted under this Indenture which constitute "restricted securities" under Rule 144, that in either case have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company's performance of its agreement in the preceding sentence.

                  SECTION 5.08. Restriction on Secured Debt. After the date hereof, the Company will not, and will not cause or permit a Restricted Subsidiary to, create, incur, assume or guarantee, any Secured Debt (including the creation of Secured Debt by the securing of existing indebtedness) without first making effective provision (and the Company covenants that in such case it will first make or cause to be made effective provision) whereby the Securities then outstanding and any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary then entitled thereto shall be secured equally and ratably with (or prior to) any and all other obligations and indebtedness thereby secured, so long as any such other obligations and indebtedness shall be so secured; provided that the foregoing covenants shall not be applicable to Secured Debt secured solely by one or more of the following Security Interests:

                  (a) Any Security Interest upon any property which is a parcel of real property, a manufacturing plant, a warehouse or an office building and which is hereafter acquired, constructed, developed or improved by the Company or a Restricted Subsidiary, which Security Interest is created prior to or contemporaneously with, or within 120 days after, (1) in the case of the construction, development or improvement of such property, the later to occur of the completion of such construction, development or improvement or the commencement of operation, use of commercial production (exclusive of test and start-up periods) of the property, which Security Interest secures or provides for the payment of all or any part of the acquisition cost of such property or the cost of construction, development or improvement thereof, as the case may be; (2) the acquisition by the Company or a Restricted Subsidiary of property subject to any Security Interest upon such property existing at the time of the acquisition thereof, which Security Interest secures obligations assumed by the Company or a Restricted Subsidiary; (3) any conditional sales agreement or other title retention agreement with respect to any property acquired by the Company or a Restricted Subsidiary; (4) any Security Interest existing on the property or on the outstanding shares or indebtedness of a corporation or firm at the time such corporation or firm shall become a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary; or (5) any Security Interest existing on property of a corporation or firm at the time of a sale, lease or other disposition of such property of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; provided in each case that any such Security Interest described in clauses (2), (3), (4) or (5) does not attach to or affect property owned by the Company or such Restricted Subsidiary prior to the event referred to in such clauses;

                  (b) Any Security Interest to secure indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

                  (c) Mechanics', materialmen's, carriers' or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

                  (d) Any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental requisitions, which is required by law or governmental requisition as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

                  (e) Security Interests for taxes, assessments or governmental charges or levies not yet delinquent or Security Interests for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith;

                  (f) Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;

                  (g) Landlords' liens on fixtures located on premises leased by the Company or a Restricted Subsidiary in the ordinary course of business;

                   (h) Any Security Interest that secures an obligation issued by the United States of America or any state, territory or possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, in connection with the financing of the cost of the construction or acquisition of a Principal Facility or a part thereof;

                  (i) Any Security Interest arising by reason of deposits to qualify the Company or a Restricted Subsidiary to conduct business, to maintain self-insurance, or to obtain the benefit of, or comply with, laws;

                  (j) The extension of any Security Interest existing as of the date of this Indenture on a Principal Facility to additions, extensions or improvements thereto and not as the result of borrowing money or the securing of indebtedness incurred after that date;

                  (k) Security Interests securing any debt up to $1.0 billion plus related interest and fees to be incurred in the future under one or more senior secured credit facilities; or

                  (l) Any extension, renewal or refunding (or successive extensions, renewals or refunding) in whole or in part of any Secured Debt secured by any Security Interest referred to in the foregoing subparagraphs (a) through (k), inclusive, provided that the principal amount of such Secured Debt secured thereby shall not exceed the principal amount outstanding immediately prior to such extension, renewal or refunding, and that the Security Interest securing such Secured Debt shall be limited to the property which, immediately prior to such extension, renewal or refunding, secured such Secured Debt and additions to such property.

                  Notwithstanding the foregoing provisions of this Section 5.08, the Company and any one or more Restricted Subsidiaries may create, incur, assume or guarantee Secured Debt (not including Secured Debt permitted to be secured under subparagraphs (a) through (l), inclusive, above), without equally and ratably securing the Securities, in an aggregate amount which, together with all other Secured Debt (not including Secured Debt permitted to be secured under subparagraphs (a) though (l), inclusive above) of the Company and its Restricted Subsidiaries which is created, incurred, assumed or guaranteed after the date hereof and the aggregate value or all Sale and Leaseback Transactions entered into after the date hereof (not including Sale and Leaseback Transactions referred to in clause (b) of Section 5.09), does not at the time exceed 5% of Consolidated Net Tangible Assets. The term "value" shall mean, with respect to a Sale and Leaseback Transaction, as of any particular time, the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for rental payments (excluding any amounts required to be paid by such lessee, whether or not designated as rent or additional rent on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  SECTION 5.09. Restriction on Sale and Leaseback Transactions. After the date hereof, the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless (a) the Company or such Restricted Subsidiary would be entitled to incur Secured Debt only by reason of the last paragraph of Section 5.08 equal in amount to the value of the Sale and Leaseback Transaction without equally and ratably securing the Securities as provided in said Section or (b) the Company or a Restricted Subsidiary shall apply, within one year after the effective date of such sale or transfer, or shall have committed within one year after such effective date to apply, an amount at least equal to the net proceeds of the sale of the property sold or transferred or to be sold or to be transferred pursuant to such Sale and Leaseback Transaction to (1) the acquisition, construction, development or improvement of properties, facilities or equipment which are, or, upon such acquisition, construction development or improvement will be, a Principal Facility or a part thereof or (2) the optional redemption of Securities in accordance with the provisions of Article 3 and at the redemption price applicable at the time of such redemption, or to the repayment of Superior Indebtedness of the Company or of any Restricted Subsidiary (other than Superior Indebtedness owed to the Company or any Restricted Subsidiary), or in part to such acquisition, construction, development or improvement and in part so such redemption or repayment; provided that in lieu of applying an amount equal to all or part of such net proceeds to such redemption, the Company may, within one year after such sale or transfer, deliver to the Trustee Securities (other than Securities made the basis of a reduction in any mandatory sinking fund payment provisions contained in any series of Securities) for cancellation and thereby reduce the amount to be applied to the redemption of Securities pursuant to clause (2) above by an amount equal to the aggregate principal amount of Securities so delivered. Securities redeemed or delivered to the Trustee for cancellation pursuant to this Section 5.09 shall not be used as credits against mandatory sinking fund payments.

                  SECTION 5.10. Restriction on Transfer of Principal Facility to Unrestricted Subsidiaries. After the date hereof, the Company will not itself, and will not cause or permit any Restricted Subsidiary to, transfer (whether by merger, consolidation or otherwise) any Principal Facility to any other Subsidiary, unless it shall apply, within one year after the effective date of such transaction, or shall have committed within one year after such effective date to apply, an amount equal to the fair value of such Principal Facility at the time of such transfer, as determined by the Board of Directors (evidenced by a Board Resolution), to (a) the acquisition, construction, development or improvement of properties, facilities or equipment which are, or, upon such acquisition, construction, development or improvement will be, a Principal Facility or a part thereof or (b) the optional redemption of Securities in accordance with the provisions of Article 3 and at the redemption price applicable at the time of such redemption or to the repayment of Superior Indebtedness of the Company or of any Restricted Subsidiary (other than Superior Indebtedness owed to the Company or any Restricted Subsidiary), or in part to such acquisition, construction, development or improvement and in part such redemption or repayment; provided that in lieu of applying an amount equivalent to all or any part of such fair value to such redemption, the Company may, within one year after such transfer, deliver to the Trustee Securities (other than Securities made the basis of a reduction in any mandatory sinking fund payment provisions contained in any series of Securities) for cancellation and thereby reduce the amount to be applied to the redemption of Securities pursuant to clause (b) above by an amount equal to the aggregate principal amount of Securities so delivered. Securities redeemed or delivered to the Trustee for cancellation pursuant to this Section 5.10 shall not be used as credits against mandatory sinking fund payments.

                  SECTION 5.11. Future Guarantors. The Company shall cause each domestic Subsidiary organized or acquired after the date on which the Securities are originally issued to execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Subsidiary shall guarantee payment of the Securities on the same terms and conditions as those set forth in Article 12.

                                    ARTICLE 6

                                   SUCCESSORS

                  SECTION 6.01. When Company May Merge, Etc. (a) The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person and the Company shall not permit any Person to merge into the Company unless:

                  (1) the Company is the surviving person or that Person is a corporation organized under the laws of the United States, any state thereof or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and whose equity securities are listed on a national securities exchange in the United States or authorized for quotation on the Nasdaq National Market;

                  (2) that Person assumes by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, except that it need not assume the obligations of the Company as to conversion of Securities if pursuant to Section 11.17 the Company or another Person enters into a supplemental indenture obligating it to deliver securities, cash or other assets upon conversion of Securities;

                  (3) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

                  (4) each of the predecessor Company and the successor Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for related to such transaction have been complied with.

                  The surviving, transferee or lessee corporation shall be the successor Company, but the predecessor Company in the case of a transfer or lease shall not be released from the obligation to pay the principal amount or Purchase Price or Change of Control Purchase Price of and premium, if any, and interest on the Securities.

                  (b) The Company shall not permit any Subsidiary Guarantor to consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person and the Company shall not permit any Person to merge into a Subsidiary Guarantor unless:

                  (1) the Subsidiary Guarantor is the surviving person or that Person is a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

                  (2) that Person assumes by a Guaranty Agreement executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under the Securities and this Indenture;

                  (3) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

                  (4) each of the predecessor Subsidiary Guarantor and the successor Subsidiary Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for related to such transaction have been complied with;

provided, however, that this clause (b) shall not be applicable if, in connection with such transaction, the Subsidiary Guarantor shall be released from its obligations under its Subsidiary Guaranty pursuant to Article 12 or any comparable provision contained in a Guaranty Agreement.

                                    ARTICLE 7

                              DEFAULTS AND REMEDIES

                  SECTION 7.01. Events of Default. An "Event of Default" occurs if:

                  (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues uncured for a period of 30 days;

                  (2) the Company defaults in the payment of (A) principal of or premium, if any, on any Security when the same becomes due and payable, whether at maturity, upon redemption or otherwise, or (B) the Purchase Price or Change of Control Purchase Price in respect of any Security when due;

                  (3) the Company fails to comply with any of its other covenants or agreements set forth in this Indenture and the Default continues for a period of 60 days after the written notice specified below;

                  (4) the Company fails to make any payment when due, including any applicable grace period, in respect of indebtedness for borrowed money of the Company, which payment is in an amount in excess of $50,000,000, or the Company defaults with respect to any indebtedness for borrowed money of the Company, which default results in acceleration of any such indebtedness which is in an amount of in excess of $50,000,000;

                  (5) the Company pursuant to or within the meaning of any Bankruptcy Law (as defined below):

                                    (A) commences a voluntary case;

                                    (B) consents to the entry of an order for
                  relief against it in an involuntary case;

                                    (C) consents to the appointment of a
                  Custodian (as defined below) of it or for all or substantially all of its property; or

                                    (D) makes a general assignment for the
                  benefit of its creditors;

                  (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                    (A) is for relief against the Company in an
                  involuntary case;

                                    (B) appoints a Custodian of the Company or
                  for all or substantially all of its property; or

                                    (C) orders the liquidation of the Company,

         and the order or decree remains unstayed and in effect for 90 consecutive days; or

                  (7) any Subsidiary Guarantor ceases to be in full force and effect (other than in accordance with its terms) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

                  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  A Default under clause (3) above is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company in writing of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." When a Default is cured, it ceases to exist.

                  SECTION 7.02. Acceleration. If any Event of Default (other than an Event of Default with respect to the Company described in section 7.01(5) or 7.01(6)) occurs and is continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may declare the principal of and accrued interest on all Securities to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If any Event of Default described in Section 7.01(5) or (6) with respect to the Company occurs, the principal of and accrued interest on all Securities shall automatically become due and payable, without any action required of the Trustee or the Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and if all payments (including fees and expenses) due to the Trustee have been paid.

                  SECTION 7.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or the Purchase Price or Change of Control Purchase Price of or premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. To the extent permitted by law, no remedy is exclusive of any other remedy and all remedies are cumulative.

                  SECTION 7.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities by written notice to the Trustee may waive an existing Default and its consequences except a Default in the payment of the principal of or premium, if any, or interest on any Security or a Default under Article 11. When a Default is waived, it is cured and ceases to exist. This Section 7.04 shall be in lieu of TIA ss. 316(a)(1)(B), and TIA ss. 316(a)(1)(B) is hereby expressly excluded from this Indenture and Section, as permitted by the TIA.

                  SECTION 7.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of another Securityholder, or would expose the Trustee to liability or expense for which it has not been offered reasonably satisfactory indemnity. This Section 7.05 shall be in lieu of TIA ss. 316(a)(1)(A), and TIA ss. 316(a)(1)(A) is hereby expressly excluded from this Indenture and Section, as permitted by the TIA.

                  SECTION 7.06. Limitation on Suits. A Securityholder may pursue any remedy with respect to this Indenture or the Securities only if:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another
Securityholder.

                  SECTION 7.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of and premium, if any, and interest on the Security on or after the respective due dates expressed in the Security, and to convert such Security in accordance with Article 11, or to bring suit for the enforcement of any such payment on or after such respective due dates and such right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

                  SECTION 7.08. Collection Suit by Trustee. If an Event of Default specified in Section 7.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal, premium, if any, Purchase Price or Change of Control Purchase Price, if any, and interest remaining unpaid together with interest on overdue principal and premium, if any, and on the principal amount of any Security for which the Purchase Price or Change of Control Purchase Price is overdue, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum set forth in the title of the Securities.

                  SECTION 7.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceeding relative to the Company, its creditors or its property.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceedings.

                  SECTION 7.10. Priorities. If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

                  First: to the Trustee for amounts due under Section 8.07 or any other provision of this Indenture;

                  Second: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, Purchase Price or Change of Control Purchase Price, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, Purchase Price or Change of Control Purchase Price, if any, and interest, respectively; and

                  Third: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 7.10.

                  SECTION 7.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

                                    ARTICLE 8

                                     TRUSTEE

                  SECTION 8.01. Duties of Trustee. (a) If to the knowledge of the Trustee an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b)  Except during the continuance of an Event of Default:

                  (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the accuracy of the contents thereof.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                   (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                   (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05; and

                   (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and need not be invested except as agreed to by the Trustee.

                  SECTION 8.02. Rights of Trustee. Subject to Section 8.01:

                  (a) the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

                  (b) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel;

                  (c) the Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

                  (d) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;

                  (e) the Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

                  (f) the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company under this Indenture; but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements aforesaid;

                  (g) the Trustee shall not be required to give any bond or surety in respect of the execution of its trusts and powers or in respect of this Indenture;

                  (h) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

                  (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

                  (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  SECTION 8.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights the Trustee would have if it were not Trustee. Any Agent may do the same with like rights.

                  SECTION 8.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company's use of the proceeds from the sale of the Securities or the use or application of any money received by any Paying Agent other than the Trustee, and shall not be responsible for any statement in the Securities other than the Trustee's certificate of authentication.

                  SECTION 8.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder, at the name and address which appear in the Securities Register, a notice of the Default within 90 days after the Default occurs. Except in the case of a Default in payment of the principal of or premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as its board of directors, the executive committee, or a trust committee of its directors and/or responsible officers in good faith determines that withholding the notice is in the interests of Securityholders. The Trustee shall not be deemed to have notice of any Default or Event of Default other than as described in clauses (1) or (2) of Section 7.01 unless it shall have received written notice thereof from the Company or any Securityholder, or a Responsible Officer has actual knowledge thereof. The foregoing sentence of this Section 8.05 shall be in lieu of the proviso to TIA ss. 315(b), and such proviso to TIA ss. 315(b) is hereby expressly excluded from this Indenture and Section, as permitted by the TIA.

                  SECTION 8.06. Reports by Trustee to Holders. If required by TIA ss. 313(a), within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b), (c) and (d).

                  A copy of each such report at the time of its mailing to Securityholders shall also be mailed to the Company and shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                  The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

                  SECTION 8.07. Compensation and Indemnity. The Company shall from time to time pay to the Trustee such compensation for its services as the Company and the Trustee shall agree on in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee, within 30 days after receiving request therefor, for all reasonable disbursements, fees and expenses incurred by the Trustee in connection with the performance of its duties under this Indenture, including without limitation those incurred in connection with the enforcement of any remedy hereunder or the interpretation of any provision hereunder. Such expenses may include the reasonable compensation and expenses of the Trustee's agents and counsel. All rights, protections and benefits of the Trustee shall extend to the Trustee acting as Conversion Agent, Paying Agent, Registrar or other Agent with respect hereto.

                  The Company shall indemnify the Trustee and any predecessor Trustee for, and hold it harmless against, any loss, damage, claim, liability or expense (including taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred by it in connection with this Indenture, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person). The Trustee shall promptly notify the Company of any claim for which the Trustee may seek indemnity, including costs and expenses of defending itself against any claim for liability arising from the exercise or performance of any of its powers or duties hereunder.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, and interest on particular Securities.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(5) or (6) occurs, the expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

                  Notwithstanding any provision hereof to the contrary, the Trustee's lien shall not be subordinated to that of Senior Indebtedness.

                  The provisions of this Section 8.07 shall survive the termination of the Indenture or the resignation or removal of the Trustee.

                  SECTION 8.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 8.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction, in the case of the retiring Trustee, at the expense of the Company for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 8.10, any Securityholder or Beneficial Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided for in Section 8.07), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders.

                  SECTION 8.09. Successor Trustee, Agents by Merger, Etc. If the Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent, as the case may be.

                  SECTION 8.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(b).

                  SECTION 8.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                    ARTICLE 9

                             DISCHARGE OF INDENTURE

                  SECTION 9.01. Termination of Company's Obligations. The Company may terminate all of its obligations under this Indenture if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder.

                  However, the obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.14, 5.01, 8.07 and 8.08 and in Article 11 shall survive until the Securities are no longer outstanding. Thereafter the obligations in Section 8.07 shall survive.

                  After a termination of the Company's obligations in accordance with this Section, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

                                   ARTICLE 10

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  SECTION 10.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Securityholder:

                  (1) to cure any ambiguity, defect or inconsistency herein or in the Securities;

                  (2) to comply with Section 6.01;

                  (3) to make any change that does not materially adversely affect the rights of any Securityholder; or

                  (4) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 11.17.

                  SECTION 10.02. With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities, and the Holders of a majority in aggregate principal amount of the Securities may waive compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver under this Section may not:

                  (1) change the stated maturity date of the principal of, or interest on, any Security or adversely affect the right of a Holder to convert any Security;

                  (2) reduce the principal amount, Purchase Price or Change of Control Purchase Price of, or premium, if any, or interest on, any Security;

                  (3) change the currency for payment of principal of, Purchase Price of, Change of Control Purchase Price of or interest on, any Security;

                  (4) impair the right to institute suit for the enforcement of any payment on or with respect to any Security;

                  (5) reduce the principal amount of Securities whose Holders must consent to an amendment or supplement of this Indenture or the waiver of defaults or compliance hereunder;

                  (6) make any change in Section 7.04, 7.07 or this 10.02 (second sentence); or

                  (7) make any change in any Subsidiary Guaranty that is in any manner adverse to the Holders of the Securities.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. The Company may establish, by delivery of an Officers' Certificate to the Trustee, a record date for determining Securityholders of record entitled to give any consent or waiver.

                  After an amendment or supplement under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment or supplement. Any failure of the Company to mail any such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

                  SECTION 10.03. Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 10.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to such Security or portion of a Security if a Responsible Officer of the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder. Notwithstanding the foregoing, if a record date has been established for the purpose of determining Securityholders entitled to consent, such written notice of revocation must be signed by the Securityholder of record as of the record date or his duly appointed proxy.

                  SECTION 10.05. Notation on or Exchange of Securities. The Trustee may place an appropriate notation relating to an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue, and the Trustee shall authenticate, new Securities that reflect the amendment, supplement or waiver.

                  SECTION 10.06. Trustee to Sign Amendments, Etc. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or Section 11.15 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

                  The Trustee shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights of the Trustee. If the amendment or supplement does adversely affect the Trustee's rights, the Trustee may, but need not, sign it.

                                   ARTICLE 11

                                   CONVERSION

                  SECTION 11.01. Conversion Privilege. A Holder of a Security may convert it into fully paid and non-assessable shares of Common Stock at any time subject to the terms stated herein and in paragraph 8 of the Securities. The number of shares issuable upon conversion of a Security is determined by dividing the principal amount to be converted by the Conversion Price in effect on the conversion date, and rounding the result to the nearest 1/l00th of a share, with 500/1,000 of a share to be rounded up.

                  The initial Conversion Price is stated in paragraph 8 of the Securities. The Conversion Price is subject to adjustment as provided in this
Article 11.

                  Upon receipt of a conversion notice from a Holder, the Company shall direct the Conversion Agent, on the Company's behalf, to determine the Quoted Price for the Common Stock. The Conversion Agent shall determine whether the Securities are then eligible to be converted based solely on such Quoted Prices for the relevant period, as provided in the first sentence of paragraph 8 of the Securities, and shall notify the Company and the Trustee accordingly. The Conversion Agent shall have no liability for any determination made by it hereunder in good faith, and, in the absence of manifest error, any such determination by the Conversion Agent shall be binding on the Company, the Trustee and the Holders. In all other cases, the Company shall determine and advise the Conversion Agent and the Trustee in writing whether the Securities are eligible for conversion, and the Conversion Agent and Trustee may conclusively rely on any such determination by the Company.

                  A Holder may convert a portion of a Security if the portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

                  SECTION 11.02. Conversion Procedure. To convert a Security a Holder must satisfy the requirements set forth in paragraph 8 of the Securities. The first date on which the Holder satisfies all those requirements in respect of a Security is the conversion date. As soon as practical on or after the conversion date, the Company shall deliver through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion of that Security and a check for any fractional share. The person in whose name the certificate is registered shall be treated as a shareholder of record on and after the conversion date. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

                  Except as provided in this paragraph, no Holder of a Security will be entitled upon conversion of the Security to any actual payment or adjustment on account of accrued and unpaid interest on the Security or on account of dividends on shares of Common Stock issued in connection with the conversion. If any Holder surrenders a Security for conversion between the close of business on any record date for the payment of an installment of interest and the opening of business on the related interest payment date, the Holder must deliver payment to the Company of an amount equal to the interest payable on the interest payment date on the principal amount converted together with the Security being surrendered; provided, however, that no such payment is required with respect to Securities called for redemption on a Redemption Date or subject to a Change of Control Company Notice with a Final

Surrender Date within the period between the close of business on the interest record date and interest payment date.

                  If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

                  If Common Stock is to be issued in the name of a Person other than the Holder thereof, and the restrictions on transfer of such Security set forth in the first paragraph of the face of the Security remain in effect, the Holder must provide certification regarding compliance with the restrictions on transfer, by executing an assignment in the form attached to the Security.

                  Upon surrender of a Security that is converted in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

                  If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding business day that is not a Legal Holiday with the same force and effect as if surrendered on such last day.

                  SECTION 11.03. Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead the Company will deliver to the converting Securityholder its check for the current market value of the fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent, with 0.5 cents to be rounded up.

                  For purposes of this Section, the current market price of a share of Common Stock is the Quoted Price of the Common Stock on the last Trading Day prior to the conversion date.

                  SECTION 11.04. Taxes on Conversion. If a Holder of a Security converts it, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than such Holder's.

                  SECTION 11.05. Company to Provide Stock. The Company shall reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, enough shares of Common Stock to permit the conversion of the Securities.

                  All shares of Common Stock which may be issued upon conversion of the Securities shall be fully paid and nonassessable.

                  The Company shall endeavor to comply with all applicable securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall endeavor to list such shares on each national securities exchange on which the Common Stock is listed, or to have such shares approved for quotation on the Nasdaq National Market or other over-the-counter market on which the Common Stock is traded.

                  SECTION 11.06. Adjustment for Change in Capital Stock. If the
Company:

                  (1) issues any shares of its capital stock as a dividend (or other distribution) on its Common Stock;

                  (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (3) combines its outstanding shares of Common Stock into a smaller number of shares; or

                  (4) issues by reclassification of its Common Stock any shares of its capital stock,

                  then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted will receive the number of shares of capital stock of the Company that would have been received (and if there is more than one class or series of such capital stock, then shares of each class or series in the same proportions that would have been received) upon consummation of such action by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such action, with the aggregate Conversion Price to be divided evenly among the shares to be issued upon conversion thereof.

                  The adjustment described in the preceding paragraph shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  If, after an adjustment, a Holder of a Security may receive shares of two or more classes or series of capital stock of the Company upon conversion of such Security, the Company shall determine the allocation of the adjusted Conversion Price between or among such classes or series of capital stock. After such allocation, the conversion privilege and the Conversion Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article.

                  SECTION 11.07. Adjustment for Rights Issue. If the Company distributes any rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as defined in Section 11.11), then, on the Record Date (as defined in this Section 11.07), the Conversion Price shall be adjusted in accordance with the formula:

                                    O + (N x P)
                  AC = CC x              M
                                    -----------
                                       O + N

                  where:

                        AC =  the adjusted Conversion Price.

                        CC =  the current Conversion Price.

                        O  =  the number of shares of Common Stock outstanding
                              on the Record Date.

                        N  =  the number of additional shares of Common Stock
                              offered.

                        P  =  the offering price per share of the additional
                              shares.

                        M  =  the current market price per share of Common Stock
                              on the Record Date (as defined in this
                              Section 11.07).

                  The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants (for purposes of this Section 11.07 only, the "Record Date").

                  SECTION 11.08. Adjustment for Certain Distributions. Subject to the last paragraph of this Section 11.08, if the Company distributes to all holders of its Common Stock any cash, debt securities (or other evidences of indebtedness) or other assets (excluding dividends or distributions for which adjustment is required to be made under Sections 11.06, 11.07 or 11.09), the Conversion Price shall be reduced in accordance with the following formula:

                                    AC = CC x M - P
                                              -----
                                                M
                  where:

                        AC =  the adjusted Conversion Price.

                        CC =  the current Conversion Price.

                        M  =  the current market price per share of Common
                              Stock on the Record Date (as defined in this Section 11.08).

                        P  =  the aggregate fair market value on the Record
                              Date (as defined in this Section 11.08) (as determined in good faith by the Board of Directors and set forth in a certified resolution filed with the Trustee) of the cash, debt securities (or other evidences of indebtedness) or other assets distributed applicable to one share of Common Stock.

                  The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution (for purposes of this Section 11.08 only, the "Record Date").

                  No adjustment will be made with respect to this Section 11.08 if, in lieu of such adjustment, the Holders of the Securities, upon conversion, will be entitled to receive, in addition to the shares of Common Stock into which such Securities are convertible, the kind and amount of cash, debt securities (or other evidences of indebtedness) or other assets comprising the distribution that such Holders would have received had they converted their Securities immediately prior to the Record Date (as defined in this Section 11.08). In addition, no adjustment will be made in the event that the then fair market value (as so determined) of the cash, debt securities (or other evidences of indebtedness) or other assets so distributed applicable to one share of Common Stock is equal to or greater than the current market price per share of the Common Stock, in which case, in lieu of such adjustment, adequate provision shall be made so that each Holder of Securities shall have the right to receive upon conversion the amount of cash, debt securities (or other evidences of indebtedness) or other assets such Holder would have received had such Holder converted each Security on the Record Date (as defined in this Section 11.08).

                  SECTION 11.09. Adjustment for All Cash Distribution. Subject to the last two paragraphs of this Section 11.09, if the Company shall pay or make a dividend or other distribution consisting exclusively of cash to all holders of its Common Stock, the Conversion Price shall be reduced in accordance with the following formula:

                                    AC = CC x M - C
                                              -----
                                                M
                  where:

                        AC =  the adjusted Conversion Price.

                        CC =  the current Conversion Price.

                        M  =  the current market price per share of Common
                              Stock on the date fixed for payment of such distribution.

                        C  =  the amount of cash so distributed and not
                              excluded (as provided below) applicable to one share of Common Stock.

                  The adjustment shall become effective immediately prior to the opening of business on the day following the date fixed for payment of such distribution.

                  For the purposes of this Section 11.09, (A) the portion of regular cash dividends on the Common Stock that does not exceed the per share amount of the immediately preceding regular cash dividend on the Common Stock (as adjusted to reflect any of the events referred to in Sections 11.06, 11.07, 11.08, 11.09 and 11.10) shall be excluded and (B) the portion of such regular cash dividends on the Common Stock, to the extent that the annualized per share amount thereof does not exceed 15% of the current market price per share of the Common Stock as of the Trading Day immediately preceding the date of declaration of such dividend, shall be excluded.

                  No adjustment will be made in the event that the amount of cash so distributed applicable to one share of Common Stock is equal to or greater than the current market price per share of the Common Stock, in which case, in lieu of such adjustment, adequate provision shall be made so that each Securityholder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Security immediately prior to the record date for the distribution of the cash.

                  SECTION 11.10. Adjustment for Tender or Exchange Offer. Subject to the last paragraph of this Section 11.10, in the event that a tender or exchange offer (other than an odd-lot offer) made by the Company or any subsidiary of the Company for all or a portion of the Common Stock shall expire and such tender or exchange offer (including any amendment in effect immediately prior to the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors and set forth in a certified resolution filed with the Trustee) that, as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, exceeds 110% of the current market price per share of Common Stock at the Expiration Time, the conversion price shall be reduced in accordance with the following formula:

                                    AC = CC x     O x M
                                               -----------
                                               P + (T x M)
                  where:

                         AC = the adjusted Conversion Price.

                         CC = the current Conversion Price.

                         O  = the number of shares of Common Stock
                              outstanding (including any tendered or exchanged shares) at the Expiration Time.

                         P  = the fair market value of the aggregate
                              consideration payable to stockholders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares of Common Stock so accepted, up to any such maximum, being referred to as the "Purchased Shares").

                         T  = the number of shares of Common Stock
                              outstanding (less any Purchased Shares) on the Expiration Time.

                         M  = the current market price per share of Common
                              Stock at the Expiration Time.

                  The adjustment shall become effective immediately prior to the opening of business on the day following the Expiration Time.

                  In the event that the Company or its Subsidiary, if applicable, is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made.

                  SECTION 11.11. Current Market Price. For purposes of Sections 11.07, 11.08, 11.09 and 11.10, the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the Trading Day before the "ex" date, if any, with respect to the issuance or distribution requiring such computation. The term "`ex' date," when used with respect to any issuance or distribution, means the first Trading Day on which the Common Stock trades regular way in the market from which the Quoted Price is then to be determined without the right to receive such issuance or distribution.

                  SECTION 11.12. When Adjustment May Be Deferred. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect. Any adjustments which are not made shall be carried forward and taken into account in any subsequent adjustment.

                  All calculations under this Article shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be, with .005 cents and 500/1,000 of a share to be rounded up.

                  SECTION 11.13. When No Adjustment Required. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

                  No adjustment need be made for a change in the par value (including a change to no par value) of the Common Stock.

                  To the extent the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  SECTION 11.14. Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee a certificate from the Company's independent public accountant briefly stating the facts requiring the adjustment and the manner of computing it. In the absence of manifest error, such certificate shall be presumptive evidence that the adjustment is correct.

                  SECTION 11.15. Voluntary Reduction. The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Notwithstanding any provision to the contrary in this Indenture, the reduction of the Conversion Price pursuant to this Section 11.15 shall not require the consent of the Trustee or any Securityholder.

                  Whenever the Conversion Price is reduced, the Company shall mail to Securityholders and the Trustee a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period during which it will be in effect.

                  A reduction of the Conversion Price is deemed not to be in effect for purposes of calculating adjustments pursuant to Sections 11.06 through 11.10.

                  SECTION 11.16. Notice of Certain Transactions. If:

                  (1) the Company takes any action which would require an adjustment in the Conversion Price pursuant to Section 11.08 but, in lieu of such adjustment, the Securityholders are entitled to participate therein (as described in the last paragraph of Section 11.08);

                  (2) the Company takes any action that would require a supplemental indenture pursuant to Section 11.17; or

                  (3) there is a dissolution or liquidation of the Company,

the Company shall mail to Securityholders and the Trustee a notice stating the record date for any such distribution or the effective date of any such subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section.

                  SECTION 11.17. Provisions in Case of Consolidation, Merger of the Company or Transfer or Lease. If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets not prohibited by Section 6.01 or a merger which reclassifies or changes its outstanding Common Stock, the Person formed by such consolidation or resulting from such merger or which assumes or leases such assets shall enter into a supplemental indenture.

                  The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, transfer or lease by a holder (other than any party to such transaction or any of its affiliates) of the number of shares of Common Stock into which such Security might have been converted immediately before the effective date of such transaction, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, transfer or lease (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, transfer or lease is not the same for each share of Common Stock held immediately prior to such consolidation, merger, transfer or lease by others than the parties to such transaction or their affiliates and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, transfer or lease by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article. If the issuer of securities deliverable upon conversion of Securities is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in the supplemental indenture. The successor Company shall mail to each Securityholder a notice briefly describing the supplemental indenture.

                  If this Section applies to a particular event, Section 11.06 shall not apply to such event.

                  SECTION 11.18. Company Determination Final. Subject to compliance with the terms of this Indenture (including without limitation
Section 11.14) and of the Securities, any determination which the Company or its Board of Directors must make pursuant to Section 11.03, 11.06, 11.08, 11.10,
11.11 or 11.12 shall be conclusive.

                  SECTION 11.19. Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee has no duty to determine the market price or market value of any fractional or other share. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section
11.17 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of the Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this Section as the Trustee.

                                   ARTICLE 12

                              SUBSIDIARY GUARANTIES

                  SECTION 12.01. Guaranties. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and
(b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 12 notwithstanding any extension or renewal of any Obligation.

                  Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The Obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement;
(d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or
(f) any change in the ownership of such Subsidiary Guarantor.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  Except as expressly set forth in Sections 9.01, 12.02 and 12.06, the Obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the Obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and
(iii) all other monetary Obligations of the Company to the Holders and the Trustee.

                  Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 7 for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 7, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

                  Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Article 12.

                  Each Subsidiary Guarantor (the "Applicable Guarantor") also agrees that, to the extent any other Subsidiary Guarantor makes any payment pursuant to its Subsidiary Guaranty, such Applicable Guarantor will be obligated to contribute to such other Subsidiary Guarantor an amount equal to the Applicable Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with generally accepted accounting principles in the United States of America.

                  SECTION 12.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 12.03. Successors and Assigns. This Article 12 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 12.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 12 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 12 at law, in equity, by statute or otherwise.

                  SECTION 12.05. Modification. No modification, amendment or waiver of any provision of this Article 12, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 12.06. Release of Subsidiary Guarantor. Upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than to the Company or an Affiliate of the Company), such Subsidiary Guarantor shall be deemed released from all Obligations under this Article 12 without any further action required on the part of the Trustee or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

                                   ARTICLE 13

                                  MISCELLANEOUS

                  SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 13.02. Notices. Any notice or communication to the Company or the Trustee by the other shall be duly given if in writing and delivered in person or by overnight courier or mailed by first class mail or transmitted by telephone facsimile transmission (and receipt confirmed) addressed as follows:

                   If to the Company:        King Pharmaceuticals, Inc.
                                             501 Fifth Street
                                             Bristol, Tennessee 37620
                                             Attention: Kyle P. Macione, Vice
                                             President, Corporate Affairs
                                             Facsimile: (432) 274-8677

                   If to the Trustee:        The Bank of New York
                                             101 Barclay Street
                                             Floor 21 W
                                             New York, New York 10286
                                             Attention: Corporate Trust
                                             Administration
                                             Facsimile: (212) 896-7298

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication to a Securityholder shall be mailed by first-class mail to his address as shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

                  If a notice or communication is delivered, mailed or transmitted in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  SECTION 13.03. Communications by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

                  SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                   (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                   (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 5.03) shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                  SECTION 13.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Paying Agent, New York Presenting Agent and Conversion Agent may each make reasonable rules and set reasonable requirements for its respective functions.

                  SECTION 13.07. Legal Holidays. A "Legal Holiday" is a Saturday, Sunday or a day on which banking institutions in New York, New York, or in the case of any conversion, the location of the Conversion Agent, are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 13.08. Governing Law. The laws of the State of New York shall govern this Indenture and the Securities.

                  SECTION 13.09. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                  SECTION 13.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 13.11. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 13.12. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.




[remainder of page intentionally blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                    KING PHARMACEUTICALS, INC.



                                    By: /s/ Jefferson J. Gregory
                                        ----------------------------------------
                                        Name: Jefferson J. Gregory
                                        Title: President


                                    THE BANK OF NEW YORK


                                    By: /s/ Robert A. Massimillo
                                        ----------------------------------------
                                        Name: Robert A. Massimillo
                                        Title: Vice President


                                    KING PHARMACEUTICALS OF NEVADA, INC.



                                    By: /s/ Jefferson J. Gregory
                                        ----------------------------------------
                                        Name: Jefferson J. Gregory
                                        Title: President


                                    JONES PHARMA INCORPORATED



                                    By: /s/ Jefferson J. Gregory
                                        ----------------------------------------
                                        Name: Jefferson J. Gregory
                                        Title: President


                                    KING RESEARCH AND DEVELOPMENT, INC



                                    By: /s/ Jefferson J. Gregory
                                        ----------------------------------------
                                        Name: Jefferson J. Gregory
                                        Title:


                                    PARKEDALE PHARMACEUTICALS, INC.



                                    By: /s/ Jefferson J. Gregory
                                        ----------------------------------------
                                        Name: Jefferson J. Gregory
                                        Title: President and Chief Executive
                                               Officer


                                    MONARCH PHARMACEUTICALS, INC.



                                    By: /s/ Joseph J. Gregory
                                        ----------------------------------------
                                        Name: Joseph J. Gregory
                                        Title: President and Chief Executive
                                               Officer

                                                                      SCHEDULE A

                              SUBSIDIARY GUARANTORS

                                                                     Jurisdiction
Subsidiary                                                         of Incorporation
----------                                                         ----------------
King Pharmaceuticals of Nevada, Inc.                                    Nevada
Jones Pharma Incorporated                                              Delaware
King Research and Development, Inc.                                    Delaware
Parkedale Pharmaceuticals, Inc.                                        Michigan
Monarch Pharmaceuticals, Inc.                                          Tennessee

                                                                       EXHIBIT A

                           [FORM OF FACE OF SECURITY]


        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO KING PHARMACEUTICALS, INC. (THE "COMPANY" OR "KING") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

        THIS DEBENTURE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS DEBENTURE AND THE KING COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER OF THIS DEBENTURE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

        THE HOLDER OF THIS DEBENTURE AGREES FOR THE BENEFIT OF KING THAT (A) THIS DEBENTURE AND THE KING COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iii) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS DEBENTURE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

        THE FOREGOING LEGEND MAY BE REMOVED FROM THIS DEBENTURE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

No. 1                                                               $300,000,000
CUSIP No. 495582 AF 5


                           KING PHARMACEUTICALS, INC.

               2 3/4% Convertible Debenture due November 15, 2021

        King Pharmaceuticals, Inc., a Tennessee corporation, promises to pay to CEDE & Co. or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS on November 15, 2021 or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security.

        Interest Payment Dates:  May 15 and November 15.

        Record Dates:  May 1 and November 1.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Dated: November 7, 2001
                                       KING PHARMACEUTICALS, INC.


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title

Authenticated:

THE BANK OF NEW YORK,
    as Trustee

By:
   ----------------------------------
       Authorized Signatory

                              (Reverse of Security)

                           KING PHARMACEUTICALS, INC.


               2 3/4% Convertible Debenture due November 15, 2021

1.       INTEREST.

                  KING PHARMACEUTICALS, INC. (the "Company"), a Tennessee corporation, promises to pay interest on the principal amount of this Security at the rate of 2 3/4% per annum. The Company will pay interest semiannually on May 15 and November 15 each year, commencing on May 15, 2002 to Holders of Securities at the close of business on the relevant record dates specified on the front of this Security. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 7, 2001. Notwithstanding the foregoing, at the close of business on May 15, 2006, May 15, 2011 and May 15, 2016 (each, a "Reset Date") the interest rate on this Security shall be automatically reset, and this Security shall accrue interest, from such Reset Date to but not including the next succeeding Reset Date, or, in the case of May 15, 2016, until maturity, at a rate per annum equal to the interest rate payable on the date 120 days prior to such reset date on 5-year U.S. Treasury Notes minus 78 basis points; provided that in no event will the interest rate on the Securities be reset below 2 3/4% per annum or above 4 1/2% per annum. Any change in the interest rate pursuant to the preceding sentence shall not have any effect on any other provision of the Indenture or this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       METHOD OF PAYMENT.

                  The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date next preceding the interest payment date (including Securities that are cancelled after the record date and on or before the interest payment date). Holders must surrender Securities to a Paying Agent to collect principal and any premium payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.       PAYING AGENT, REGISTRAR, CONVERSION AGENT.

                  Initially, The Bank of New York (the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar by giving notice to the Trustee. The Company may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

4.       INDENTURE.

                  The Company issued this Security as one of a duly authorized issue of securities of the Company designated as its 2 3/4% Convertible Debentures due November 15, 2021 (the "Securities") under an Indenture dated as of November 1, 2001 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of such terms. The payment of all amounts due and owing with respect to the Securities have been guaranteed by the Subsidiary Guarantors, on the terms and subject to the conditions contained in the Indenture. Terms used herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. The Securities are general unsecured unsubordinated obligations of the Company limited to $300,000,000 in aggregate principal amount ($345,000,000 if the Initial Purchaser Option is exercised in full).

5.       OPTIONAL REDEMPTION.

                  The Securities may not be redeemed prior to November 20, 2006, and are redeemable, on such date and thereafter at the option of the Company, as a whole or from time to time in part, in integral multiples of $1,000, at any time by the Company at 100% of the principal amount of the Securities, plus accrued and unpaid interest to, but not including, the Redemption Date (the "Redemption Price"). If the Redemption Date is on or after a record date but on or prior to the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

6.       PURCHASE AT OPTION OF HOLDER.

                  Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder, in any integral multiple of $1,000, on November 15, 2006, November 15, 2011 and November 15, 2016 (each, a "Purchase Date") at a purchase price per Security equal to 100% of the principal amount of the Security, plus accrued and unpaid interest to, but not including, the Purchase Date (the "Purchase Price") upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture; provided, however, that, if the Purchase Date is on or after a record date but on or prior to the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date. Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture. If cash sufficient to pay the Purchase Price of all Securities or portions thereof to be purchased as of the Purchase Date is deposited with the Paying Agent on the Purchase Date, the Holder thereof shall have no other rights other than the right to receive the Purchase Price upon surrender of such Security.

                  If a Change of Control occurs, each Holder of Securities shall have the right, at the Holder's option, to require the Company to repurchase all of such Holder's Securities, or any portion thereof that is an integral multiple of $1,000, on the date (the "Change of Control Purchase Date") selected by the Company that is not less than 10 nor more than 30 days after the Final Surrender Date, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the Change of Control Purchase Date (the "Change of Control Purchase Price"); provided, however, that, if the Change of Control Purchase Date is on or after a record date but on or prior to the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date. Unless the Company shall have theretofore called for redemption all the outstanding Securities, on or before the 30th day after the occurrence of a Change of Control, the Company is obligated to mail or cause the Trustee to mail to all Holders of record of the Securities a notice (the "Change of Control Company Notice") describing, among other things, the occurrence of such Change of Control and of the repurchase right arising as a result thereof. The Company must deliver a copy of the Change of Control Company Notice to the Trustee and cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise the repurchase right, a Holder of Securities must surrender, on or before the date which, subject to any contrary requirements of applicable law, is 60 days after the date of mailing of the Change of Control Company Notice (the "Final Surrender Date") the Securities with respect to which the right is being exercised, which, in the case of definitive Securities, must be duly endorsed for transfer to the Company.

                  The term "Change of Control" shall mean either:

                  (i) a report is filed on Schedule 13D or TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for the purposes of this paragraph 6 only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Common Shares then outstanding; provided that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder or (B) any securities if such beneficial ownership
         (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

                    (ii) any share exchange, consolidation or merger of the Company is consummated pursuant to which the Common Shares would be converted into cash, securities or other property, in each case other than a share exchange, consolidation or merger of the Company in which the holders of the Common Shares immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Shares for or pursuant to the terms of any such employee benefit plan or any Permitted Holder, filing or becoming obligated to file a report under or in response to
         Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Shares, whether in excess of 50% or otherwise.

7.       NOTICE OF REDEMPTION.

                  Notice of redemption pursuant to paragraph 5 must be mailed at least 20 days, but not more than 60 days, before the Redemption Date to the Trustee and each Holder of Securities to be redeemed at his address as shown on the register kept by the Registrar. Securities in denominations larger than $1,000 may be redeemed in part, but only in integral multiples of $1,000. On and after the Redemption Date, interest shall cease to accrue on Securities or any portion of them called for redemption; provided, however, that funds in the requisite amount are paid or made available for payment on that date.

8.       CONVERSION.

                  The Securities are subject to conversion on the terms and subject to the conditions contained in the Indenture and the Securities. Holders may surrender Securities for conversion into shares of Common Stock on a conversion date if, as of such conversion date, the Quoted Price of the Common Stock for at least 20 Trading Days in the 30 Trading Day period ending on the Trading Day prior to the conversion date is more than 110% of the Conversion Price per share of Common Stock on the Trading Day prior to such conversion date. In addition, a Holder may surrender for conversion a Security which has been called for redemption pursuant to paragraph 5 hereof, even if the foregoing provision has not been satisfied, and such Security may be surrendered for conversion until the close of business on the day that is two Business Days prior to the Redemption Date. In the event that the Company declares a dividend or distribution described in
Section 11.7 of the Indenture, or a dividend or distribution described in
Section 11.8 of the Indenture where the fair market value of such dividend or distribution per share of Common Stock, as determined in the Indenture exceeds 15% of the current Market Price of the Common Stock as of the Trading Day immediately prior to the date of declaration, the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the ex-dividend time for such dividend or distribution and Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the ex-dividend time or until the Company announces that such distribution will not take place. Finally, in the event that the Company is a party to a consolidation or merger, or transfer or lease of all or substantially all of its assets pursuant to which the Common Stock would be converted into cash, securities or other assets as set forth in Section 11.17 of the Indenture,
(1) the Securities may be surrendered for conversion at any time from or after the date which is 15 days prior to the anticipated effective time of the transaction until 15 days after the actual date of such transaction and (2) at the effective time of the transaction, the right to convert a Security into Common Stock will become a right to convert the Security into the kind and amount of cash, securities or other property which the Holder of such Security would have received if the Holder had converted such Security immediately prior to the transaction (assuming, in a case in which the Company's stockholders may exercise rights of election, that the Holder of such Security would not have exercised any rights of election as to the stock, other securities or other property or assets receivable in connection therewith and received per share the kind and amount received per share by plurality of nonelecting shares).

                  Except as described in this paragraph, no Holder of a Security will be entitled upon conversion of the Security to any actual payment or adjustment on account of accrued and unpaid interest with respect to such Security or on account of dividends on shares of Common Stock issued in connection with the conversion. If any Holder surrenders a Security for conversion between the close of business on any record date for the payment of an installment of interest and the opening of business on the related interest payment date, the Holder must deliver payment to the Company of an amount equal to the interest payable on the interest payment date on the principal amount converted together with the Security being surrendered. The foregoing sentence does not apply to Securities called for redemption on a Redemption Date or subject to a "change of control" purchase offer on a Change of Control Purchase Date within the period between and including the record date and interest payment date.

                  A Security in respect of which a Holder has delivered a Purchase Notice or Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

                  The initial Conversion Price is $50.16 per share of Common Stock, subject to adjustment in certain events described in the Indenture. A Holder that surrenders Securities for conversion will receive a check in lieu of any fractional shares of Common Stock.

                  To convert a Security, a Holder must (1) complete and sign the conversion notice on the reverse of the Security, (2) surrender the Security to the Conversion Agent, (3) furnish the appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any tax or duty which may be payable in respect of any transfer involving the issue or delivery of Common Stock in the name of a Person other than the Holder thereof. However, if the Security is represented by a

Global Security, notice, surrender and transfer may be made pursuant to standard procedures of the Depositary. A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

                  The Conversion Price will be subject to adjustment pursuant to
Article 11 of the Indenture.

9.       DENOMINATIONS, TRANSFER, EXCHANGE.

                  The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10.      AMENDMENT, SUPPLEMENT, WAIVER.

                  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, with the consent of the Company and the Holders of a majority in aggregate principal amount of the Securities, and any existing default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended, inter alia, to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Securityholders in the case of a merger or acquisition, or to make any change that does not materially adversely affect the rights of any Securityholder.

11.      DEFAULTS AND REMEDIES.

                  An Event of Default is default in the payment of interest on the Securities continued for 30 days or more after such payment is due, default in payment of principal of or premium, if any, on the Securities when due and payable, default in payment of the Purchase Price or Change of Control Purchase Price to be paid upon a repurchase at the option of the Holder pursuant to paragraph 6; failure by the Company for 60 days after certain notice to it to comply with any of its other agreements in the Indenture; default in the payment of other evidences of indebtedness of the Company if such payment exceeds $50,000,000 or acceleration of payments with respect to indebtedness of the Company in excess of $50,000,000; failure of a Subsidiary Guaranty to be in full force and effect (other than in accordance with its terms) or a where a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities may declare the principal of, and accrued interest on, all the Securities to be due and payable immediately. Events of bankruptcy or insolvency with respect to the Company are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or premium, if any, or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

12.      TRUSTEE DEALINGS WITH COMPANY.

                  The Bank of New York, the Trustee and any agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee or agent.

13.      NO RECOURSE AGAINST OTHERS.

                  A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

14.      AUTHENTICATION.

                  This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent on the face hereof.

15.      ABBREVIATIONS.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16.      CUSIP NUMBERS.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption.

17.      GOVERNING LAW.

                  The laws of the State of New York shall govern the Indenture and the Securities.

                  THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. IT ALSO WILL FURNISH THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO: KING PHARMACEUTICALS, INC., 501 FIFTH STREET, BRISTOL, TENNESSEE 37620, ATTENTION:
CORPORATE AFFAIRS DEPARTMENT.


                     [Remainder of Page Intentionally Blank]

                                CONVERSION NOTICE

To King Pharmaceuticals, Inc.:


                  The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of King Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                  To convert this Security into King Common Stock, check the box: [ ]

                  To convert only part of this Security, state the amount (must be $1,000 or any whole multiple thereof): $________

                  If you want the stock certificate made out in another Person's name, fill in the form below:

________________________________________________________________________________

________________________________________________________________________________
                     (Insert other Person's social security
                          or tax identification number)

________________________________________________________________________________
            (Print or type other Person's name, address and zip code)

Date:_______________  Your signature: __________________________________________
                                       (Sign exactly as your name appears on the face of this Security)


Signature Guaranteed: __________________________________________________________

                                 ASSIGNMENT FORM

                  To assign this Security or, in the event of conversion, shares of King Common Stock, fill in the form below:

I or we assign and transfer this Security or, __ shares of King Common Stock, to

________________________________________________________________________________

________________________________________________________________________________
                       (Insert assignee's social security
                          or tax identification number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:_______________  Your signature: __________________________________________
                                      (Sign exactly as your name appears on the face of this Security)

Signature Guaranteed: __________________________________________________________

                      SCHEDULE OF EXCHANGES OF SECURITIES*

                  The following exchanges, redemptions, repurchases or conversions of a part of this global Security have been made:

                                                                  Amount of         Amount of Increase in
  Principal Amount of this                                 Decrease in Principal     Principal Amount of
  Global Security Following     Authorized Signatory of    Amount of this Global         this Global
 Such Decrease (or Increase)      Securities Custodian            Security               Security
 ---------------------------    -----------------------    ---------------------    ---------------------





----------------------------------
* Should be included only if the Security is a Global Security.

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                  OF TRANSFER OF TRANSFER RESTRICTED SECURITIES

Re:      2 3/4% Convertible Debentures due November 15, 2021
         (the "Securities") of King Pharmaceuticals, Inc.

                  This certificate relates to $_______ principal amount of Securities owned in (check applicable box)

                  [ ] book-entry or [ ] definitive form by _______________ (the "Transferor").

                  The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

                  In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2 of the Indenture dated as of November 1, 2001 among King Pharmaceuticals, Inc., certain subsidiaries of King Pharmaceuticals, Inc. and The Bank of New York (the "Indenture"), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

         [ ] Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

         [ ] Such Security is being acquired for the Transferor's own account, without transfer.

         [ ] Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

         [ ] Such Security is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

         [ ] Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

         [ ] Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

                  The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a global Security which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A).

Date:
     ----------------------              ---------------------------------------
                                         (Insert Name of Transferor)